SECOND QUARTER 2016 NASDAQ:HMST

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance and business plans and expectations. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward-looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward-looking statements in this release include, among other matters, statements regarding our business plans and strategies (including our expansion strategies) and the expected effects of those initiatives, general economic trends (particularly those that affect mortgage origination and refinance activity) and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our Annual Report on Form 10-K for year ended December 31, 2015, and our quarterly report on Form 10-Q for the quarter ended June 30, 2016, which we expect to file on or before August 15, 2016. Many of these factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These risks include statements predicated on our ability to realize the expected value of our merger with Orange County Business Bank and the combined entity resulting from that transaction; complete and integrate our recently announced branch acquisitions; continue to expand our banking operations geographically and across market sectors; grow our franchise and capitalize on market opportunities; manage our growth efforts cost-effectively and attain the desired operational and financial outcomes; manage the losses inherent in our loan portfolio; make accurate estimates of the value of our non-cash assets and liabilities; maintain electronic and physical security of customer data; respond to an increasingly restrictive and complex regulatory environment; and attract and retain key personnel. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward-looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending June 30, 2016, and is unaudited, although certain information related to the year ended December 31, 2015, has been derived from our audited financial statements. All financial data should be read in conjunction with the notes in our consolidated financial statements. Non-GAAP Financial Measures Information on any non-GAAP financial measures such as core measures or tangible measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in the appendix, our SEC filings, and in the earnings release available on our web site. 2

Growing Western U.S. Franchise • Seattle-based diversified commercial bank - company founded in 1921 • Growing commercial & consumer bank with concentrations in major metropolitan areas of the Western United States • Leading Northwest mortgage lender • 126 retail deposit branches and lending centers in the Western United States and Hawaii • Total assets of $5.9 billion 3

Strategy Build Single Family Mortgage origination market share • Organic growth opportunities  Commercial Lending, Multifamily, Commercial Real Estate and Construction  Increase density of commercial and retail deposits via existing market penetration and de-novo branch expansion • Growth via acquisition of branches and smaller institutions in-market and in new markets • Continue opportunistic expansion (market share and footprint) of Single Family mortgage banking activities • Reliable source of capital to grow commercial and consumer banking segment • Target major markets in Western United States • Grow earning assets while containing operating expenses to improve operating efficiencies • Attain targeted operating efficiency ratios by segment • Target long-term 15%+ ROTE, subject to achievement of targeted segment contributions Expand Commercial & Consumer Banking Ongoing expense management Optimize use of capital To grow and diversify earnings by expanding our Commercial & Consumer Banking business and continue to build Mortgage Banking market share in new and existing markets 4

Successful Diversification Strategy of growing our Commercial and Consumer Banking segment driving strong growth and diversification of our loan portfolio and earnings 5 June 2013 quarter represented the beginning of our acquisition strategy post IPO * 2012 was the peak of the post-recession refinance wave ** 39% of total asset growth has been through acquisitions 2Q13 2Q16 12 Month Core Net Income* 66,496$ 12 Month Core Net Income 50,437$ Commercial Banking % -12% Commercial Banking % 54% Mortgage Banking % 112% Mortgage Banking % 46% 12 Month Revenue 323,283$ 12 Month Revenue 471,608$ Net interest Income % 20% Net interest Income % 35% Non-interest Income % 80% Non-interest Income % 65% 53% 9% 27% 2% 4% 5% Total Assets - $2.8 billion Loan Portfolio - $1.4 Billion Single family Home equity and other CRE Multifamily Construction Commercial business 33% 8% 21% 15% 17% 6% Total Assets - $5.9 Billion** Loan Portfolio - $3.7 Billion Single family Home equity and other CRE Multifamily Construction Commercial business

Acquisition Strategy

We seek to grow and diversify our business and earnings by opportunistically expanding through acquisitions in attractive markets and then adding our full range of products and services

Disciplined Acquisition Objectives

- **Internal rate of return in excess of 15%**
- **EPS accretive**
- **Low-to-mid teens return on invested capital**
- **Less than 10% initial tangible book value per share dilution**
- **Less than 4 years tangible book value per share dilution earnback**

Acquisition History

Target	State	Date: Announce	Date: Completion	Total Assets ($M)	Deal Value ($M)	Price/ TBV (%)
Bank of Oswego	OR	5/11/2016	Pending	$ 42	NA	NA [1]
Orange County Business Bank	CA	9/28/2015	2/1/2016	200	$ 56	117
Simplicity Bancorp, Inc.	CA	9/29/2014	3/1/2015	879	133	99
Fortune Bank	WA	7/26/2013	11/1/2013	142	27	142
YNB Financial Services Corp.	WA	7/26/2013	11/1/2013	125	10	140
			Total	$ 1,263	$ 226	110 [2]

Post Acquisition Scaling (CA Example)

- **HomeStreet Commercial Real Estate – Southern California**
  - Originate permanent loans up to $10 million in principal, a portion of which we intend to sell
- **SBA Lending group – Opened Carlsbad office in San Diego County**
- **Fill-in Acquisitions – Purchasing two mature branches in Los Angeles County**
- **De-Novo Branch expansion associated with Kaiser Permanente affinity relationship**
  - Kearney Mesa & Mission Gorge in San Diego, CA

HomeStreet

(1) Acquisition structured as a purchase of loans and other assets and an assumption of certain liabilities including deposits
(2) Deal value weighted average price / TBV

6

7 Recent Developments Results of Operations • Second quarter net income of $21.7 million or $0.87 diluted EPS • Excluding after tax merger-related items, core net income of $22.4 million or $0.90 diluted EPS (1) • Total Assets increased to $5.9B from $5.4B at June 30, 2016 • Continued strong credit performance Strategic Growth Activity in 2Q16 • Announced the acquisition of two branches, deposits, and loans from Bank of Oswego in the Portland, Oregon area • Announced the acquisition of two branches and certain related deposits from Boston Private Bank & Trust in southern California • Opened two commercial small business lending offices in Carlsbad and Santa Ana, California • Opened three single family home loan centers in Redlands, California and Oak Harbor and Bellingham, Washington • Completed the issuance of $65 million, 6.5% senior notes due in 2026 a majority of the proceeds of which will be contributed to the bank in order to support growth (1) See appendix for reconciliation of non-GAAP financial measures.

Results of Operations For the three months ended (1) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures. (2) See appendix for reconciliation of non-GAAP financial measures. For the nine months ended 8 ($ in thousands) Jun. 30, 2016 Jun. 30, 2015 Jun. 30, 2016 Jun. 30, 2015 Net interest income $ 44,482 $ 38,230 $ 85,173 $ 68,964 Provision for loan losses 1,100 500 2,500 3,500 Noninterest income 102,476 72,987 174,184 148,360 Noninterest expense 111,031 92,335 212,384 181,817 Net income before taxes 34,827 18,382 44,473 32,007 Income taxes 13,078 6,006 16,317 9,327 Net income $ 21,749 $ 12,376 $ 28,156 $ 22,680 Diluted EPS $ 0.87 $ 0.56 $ 1.15 $ 1.14 Core net income (1) $ 22,415 $ 14,541 $ 32,200 $ 26,101 Core EPS (1) $ 0.90 $ 0.65 $ 1.32 $ 1.32 Tangible BV/share (2) $ 21.38 $ 19.35 $ 21.38 $ 19.35 Core ROAA (1) 1.59% 1.25% 1.21% 1.23% Core ROAE (1) 16.36% 12.76% 12.16% 12.64% Core ROATE (1) 17.27% 13.38% 12.84% 13.24% Net Interest Margin 3.48% 3.63% 3.52% 3.62% Core efficiency ratio (1) 74.9% 80.1% 79.5% 79.0% Tier 1 Leverage Ratio (Bank) 10.27% 9.46% 10.27% 9.46% Total Risk-Based Capital (Bank) 14.49% 13.97% 14.49% 13.97% For the three months ended For the six months ended

Results of Operations – Quarter Trend

($ in thousands)	Jun. 30, 2016	Mar. 31, 2016 [(1)]	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015
	For the three months ended				
Net interest income	$ 44,482	$ 40,691	$ 39,740	$ 39,634	$ 38,230
Provision for loan losses	1,100	1,400	1,900	700	500
Noninterest income	102,476	71,708	65,409	67,468	72,987
Noninterest expense	111,031	101,353	92,725	92,026	92,335
Net income before taxes	34,827	9,646	10,524	14,376	18,382
Income taxes	13,078	3,239	1,846	4,415	6,006
Net income	$ 21,749	$ 6,407	$ 8,678	$ 9,961	$ 12,376
Diluted EPS	$ 0.87	$ 0.27	$ 0.39	$ 0.45	$ 0.56
Core net income [(2)]	$ 22,415	$ 9,785	$ 8,787	$ 9,449	$ 14,541
Core EPS [(2)]	$ 0.90	$ 0.41	$ 0.39	$ 0.42	$ 0.65
Tangible BV/share [(3)]	$ 21.38	$ 20.37	$ 20.16	$ 19.95	$ 19.35
Core ROAA [(2)]	1.59%	0.78%	0.72%	0.78%	1.25%
Core ROAE [(2)]	16.36%	7.66%	7.47%	8.21%	12.76%
Core ROATE [(2)]	17.27%	8.08%	7.80%	8.59%	13.38%
Net Interest Margin	3.48%	3.55%	3.61%	3.67%	3.63%
Core efficiency ratio [(2)]	74.9%	85.6%	87.8%	86.2%	80.1%
Tier 1 Leverage Ratio (Bank)	10.27%	10.17%	9.45%	9.69%	9.46%
Total Risk-Based Capital (Bank)	14.49%	13.93%	13.91%	14.15%	13.97%

(1) Includes two months of OCBB's results of operations.
(2) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures.
(3) See appendix for reconciliation of non-GAAP financial measures.

[HomeStreet]

9

$38.2 $39.6 $39.7 $40.7 $44.5 3.63% 3.67% 3.61% 3.55% 3.48% 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% 4.20% $35.0 $36.0 $37.0 $38.0 $39.0 $40.0 $41.0 $42.0 $43.0 $44.0 $45.0 2Q15 3Q15 4Q15 1Q16 2Q16 Ne t In ter est Ma rgi n (% ) Ne t In ter est Inc om e (i n m illio ns) Net Interest Income & Margin • 2Q NIM declined 7 bps while net interest income increased $4 million • NIM decline primarily due to higher cost of interest-bearing funds – mostly resulting from private placement of $65 million senior debt in May • Higher net interest income due to growth in average interest-earning assets during the quarter 10

Avg. Yield 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% 4.20% $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 2Q15 3Q15 4Q15 1Q16 2Q16 Av era ge Yi eld Av era ge Ba lan ce s ( in bil lio ns ) Loans Held for Sale Cash & Cash Equivalents Investment Securities Loans Held for Investment Average Yield Interest-Earning Assets • Average total interest-earning assets increased $557 million or 12% in 2Q primarily from $278 million increase in average loans held for investment balances, $141 million increase in average loans held for sale balances and $141 million increase in average securities balances • Loans held for investment, net, ending balances increased $175 million or 5% in 2Q • New commitments of $669 million in mortgage, commercial lending, commercial real estate and residential construction Avg. Yield 4.01% 4.03% 4.03% 4.03% 4.00% 11

HomeStreet Investment Securities Portfolio Yield As of 06/30/2016 2016 YTD Total Return (1) Yield (2) Duration (2) HomeStreet Investment Portfolio 3.77 2.26 4.05 Composition Adjusted Barclays US Aggregate Index (3) 4.00 1.96 3.67 HMST performance data: BondEdge (1) As of June 30, 2016 (2) Yield and duration Include FTE adjustment. Yields are at current market prices, not book. (3) Barclays US Aggregate Index Adjusted to reflect HMST portfolio composition (4) Performance Trust proprietary models as of 03/31/16, YOY • Investment security portfolio market value of $928 million • The investment portfolio has an average credit rating of Aa1 • The portfolio total return ranks in the 90th percentile compared to other banks (4) 12

$70.0 $57.9 $46.6 $61.3 $85.6 $73.0 $67.5 $65.4 $71.7 $102.5 $4.0 $4.9 $2.3 $3.7 $1.8 $4.8 $13.5 $8.1 $13.2 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2Q15 3Q15 4Q15 1Q16 2Q16 No nin ter st I nc om e (i n m illio ns ) Net gain on mortgage loan origination and sale activities Mortgage servicing income Bargain purchase gain Other noninterest income Noninterest Income • Noninterest income increased 43% to $102.5 million in 2Q due to higher net gain on mortgage loan origination and sale activities and higher mortgage servicing income • Net gain on mortgage loan origination and sale activities increased $24.4 million primarily due to 31% higher single family rate lock and forward sale commitments volume • Mortgage servicing income increased $5.1 million primarily due to higher risk management results 13

1,600 2,000 2,400 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2Q15 3Q15 4Q15 1Q16 2Q16 Non intere st E xpe nse (in mill ion s) Core noninterest expense Merger-related expenses FTE FTE Noninterest Expense • Full-time equivalent employees increased by 3% in 2Q • Excluding merger-related expenses, salaries and related costs increased by 17% in 2Q, primarily influenced by increased commissions on higher closed loan volume • Core efficiency ratio improved in both operating segments • Noninterest expense will continue to vary primarily based on headcount and mortgage origination volume (1) Excludes merger-related expenses, which are shown in “Merger-related expenses” in the table. See appendix for reconciliation of non-GAAP financial measures. 14 Total noninterest expense $92.3 $92.0 $92.7 $101.4 $111.0 Merger-related expenses $3.2 $0.4 $0.8 $5.2 $1.0 Core noninterest expense (1) $89.1 $91.6 $92.0 $96.2 $110.0 Salaries & related costs (1) $59.9 $61.0 $60.3 $63.8 $74.5 General & administrative (1) $14.0 $14.9 $16.0 $15.7 $17.1 Occupancy (1) $5.9 $6.1 $6.9 $7.1 $7.5 Information services (1) $7.8 $7.6 $7.0 $7.1 $8.4 Other noninterest expense (1) $1.5 $2.0 $1.7 $2.4 $2.5 FTE 1,964 2,100 2,139 2,264 2,335 Core efficiency ratio (1) 80.1% 86.2% 87.8% 85.5% 74.9%

Segment Overview Commercial & Consumer Banking • Regional Single Family mortgage origination platform • 100% direct retail origination • Majority of production sold into secondary market • Fannie Mae, Freddie Mac, FHA, VA lender since programs’ inceptions • Portfolio products: jumbo, HELOC and custom home construction • Servicing retained on majority of originated loans sold to secondary markets • Build Western U.S. major market retail franchise • Dynamic personnel management in relation to changes in market conditions • Fixed/Semi/Variable cost management • Long-term efficiency ratio target of <80% • Long-term targeted ROE of >25% Mortgage Banking Overview • Commercial Banking  Commercial lending, including SBA  All CRE property types with multifamily focus  Residential construction  Commercial deposit, treasury and cash management services • Consumer Banking  Consumer loan and deposit products  Consumer investment, insurance and private banking products and services • Expand market/grow market share in current and new markets  Follow mortgage expansion • Diversify and grow loan portfolio 4-6% or more per quarter (1) • Manage non-interest expense increase to approximately 3% per quarter • Manage credit risk by monitoring portfolio and geographic early warning indicators • Long-term efficiency ratio target of <65% • Long-term targeted ROE range of 8-12%  Commercial lending – 8-12%  Commercial real estate – 10-15%  Residential construction – 20-30%  Single Family residential – 10-15% Strategic Objectives (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance, net interest margin, and market forces. Other portfolio management considerations include liquidity management, capital requirements and profitability. 15

Commercial & Consumer Banking 16

Commercial & Consumer Banking Segment • Year over year net income is up reflecting the success of strategic growth initiatives, both M&A and organic • Year to date net interest income increased 33% primarily due to 37% growth in average earning asset balances 17 (1) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures. ($ in thousands) Jun. 30, 2016 Jun. 30, 2015 Jun. 30, 2016 Jun. 30, 2015 Net interest income $ 38,393 $ 30,645 $ 74,039 $ 55,752 Provision for loan losses 1,100 500 2,500 3,500 Noninterest income 8,181 3,624 12,824 13,704 Noninterest expense 34,103 29,280 70,732 64,946 Net income before taxes 11,371 4,489 13,631 1,010 Income taxes 4,292 1,635 5,009 (1,830) Net income $ 7,079 $ 2,854 $ 8,622 $ 2,840 Core net income (1) $ 7,745 $ 5,019 $ 12,665 $ 6,261 Core ROAA (1) 0.66% 0.56% 0.57% 0.39% Core ROAE (1) 6.87% 6.47% 5.83% 4.44% Core ROATE (1) 7.34% 6.94% 6.21% 4.73% Core efficiency ratio (1) 71.0% 75.9% 74.3% 78.8% Net Interest Margin 3.47% 3.64% 3.48% 3.58% Total average earning assets $4,476,524 $3,385,008 $ 4,258,187 $ 3,108,922 FTE 926 757 926 757 For the three months ended For the six months ended

Commercial & Consumer Banking Segment – Quarter Trend

($ in thousands)	Jun. 30, 2016	Mar. 31, 2016 [1]	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015
	For the three months ended				
Net interest income	$ 38,393	$ 35,646	$ 32,759	$ 31,509	$ 30,645
Provision for loan losses	1,100	1,400	1,900	700	500
Noninterest income	8,181	4,643	8,778	6,884	3,624
Noninterest expense	34,103	36,630	29,542	28,110	29,280
Net income before taxes	11,371	2,259	10,095	9,583	4,489
Income taxes	4,292	717	1,718	2,783	1,635
Net income	$ 7,079	$ 1,542	$ 8,377	$ 6,800	$ 2,854
Core net income [2]	$ 7,745	$ 4,920	$ 8,486	$ 6,288	$ 5,019
Core ROAA [2]	0.66%	0.46%	0.85%	0.66%	0.56%
Core ROAE [2]	6.87%	4.71%	9.11%	7.39%	6.47%
Core ROATE [2]	7.34%	5.03%	9.64%	7.87%	6.94%
Core efficiency ratio [2]	71.0%	78.0%	70.0%	73.6%	75.9%
Net Interest Margin	3.47%	3.54%	3.51%	3.62%	3.64%
Total average earning assets	$4,476,524	$4,039,023	$3,708,342	$3,514,496	$3,385,008
FTE	926	903	828	807	757

- Core net income improved over the prior quarter due to higher noninterest income resulting from higher gain on sale of loans (+$2.8 million) and higher net interest income (+2.7 million) resulting from 11% growth in average earning assets

[HomeStreet]

(1) Includes two months of OCBB's results of operations.

(3) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures.

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Loan Production/Loan Balance Trend 19 • New loan commitments continue to grow and totaled $669 million in 2Q16 and included $474 million in commercial loans • Loans held for investment balances have grown 16% year to date, 75% of this growth was organic • 1Q16 balances included $126 million of loans added from the acquisition of OCBB Commitme n ts B al an ce s ($ in thousands) Jun. 30, 2016 Mar. 31, 2016 Dec. 31, 2015 Sept. 30, 2015 Jun. 30, 2015 Single Family $1,218,216 $1,231,707 $1,203,180 $1,171,967 $1,182,542 Single Family Custom Home Construction $133,947 $119,363 $108,228 $81,554 $75,665 Home Equity and other $309,204 $275,405 $256,373 $237,491 $216,635 Total Consumer Loans $1,661,367 $1,626,475 $1,567,781 $1,491,012 $1,474,842 Commercial Real Estate $762,170 $661,932 $600,703 $563,241 $547,571 Multifamily $562,728 $543,887 $426,557 $382,392 $366,187 Residential Construction $221,442 $202,427 $177,335 $153,212 $130,586 Commercial Real Estate/Multifamily Construction $284,052 $308,030 $297,597 $295,105 $248,566 Commercial Business $239,077 $213,084 $154,262 $158,135 $166,216 Total Commercial Loans $2,069,469 $1,929,360 $1,656,454 $1,552,085 $1,459,126 Total Loans Held for Investment (before Deferred Fees and Allowance) $3,730,836 $3,555,835 $3,224,235 $3,043,097 $2,933,968 ($ in thousands) Jun. 30, 2016 Mar. 31, 2016 Dec. 31, 2015 Sept. 30, 2015 Jun. 30, 2015 Single Family $66,194 $74,048 $99,621 $62,702 $52,819 Single Family Custom Home Construction $53,736 $47,519 $73,978 $41,944 $ 9,788 Home Equity and other $75,452 $55,269 $54,047 $ 7,716 $ 2,691 Total Consumer Loans $195,382 $176,836 $227,646 $142,362 $125,298 C mercial Real Estate/Multifamily $220,592 $146,563 $136,370 $99,487 $53,2 Residential Construction $172,285 $105,847 $114,531 $114,425 $95,468 Commercial Real Estate/Multifamily Construction $48,750 $27,420 $77,815 $33,605 $27,900 Business $32,100 $12,582 $18,572 $26,697 $11,243 Total Commercial Loans $473,727 $292,412 $347,288 $274,214 $187,8 2 Total $669,109 $469,248 $574,934 $416,576 $313,130

Loan Portfolio • Loans held for investment increased 5% to $3.73 billion from $3.55 billion at 1Q16, an increase of $175 million primarily due to an increase in commercial loan balances. • We continue to diversify the composition of the portfolio, commercial loans make up 60% of the portfolio at 2Q16 and single family and consumer loans make up 40%. • CRE loans ended 2Q16 at $1.32 billion or 36% of the total LHFI portfolio and 60% of the commercial loan portfolio. Multifamily is the number one property type in this portfolio. 20 Loan Composition $3.73 billion CRE by Property Type $1.32 billion

Commercial Real Estate Perm Lending Overview

HomeStreet lends within the full spectrum of commercial real estate lending types, but is deliberate in achieving diversification among property types and geographic areas to mitigate concentration risk

Commercial Real Estate Property Types

Multifamily	*Industrial/ Warehouse*	*Office*	*Retail*	*Other*
Loan Characteristics				
• 5-10 Year Term • $30MM Loan Amt. Max • ≥ 1.20 DSCR • Avg. LTV @ Orig. ~ 63%	• 5-10 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 62%	• 5-10 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 66%	• 5-10 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 65%	• Additional property types are reviewed on a case by case basis • Includes acquired loan types • Examples include: Self Storage & Hotel
6/30/16 Balances Outstanding				
Balance: $563M % of Balances: 43% Portfolio Avg. LTV ~ 59% [1] Portfolio Avg. DSCR ~ 1.94%	Balance: $149M % of Balances: 11% % Owner Occupied: 50% Portfolio LTV ~ 49% [1] Portfolio Avg. DSCR~1.68%	Balance: $306M % of Balances: 23% % Owner Occupied: 23% Portfolio LTV ~ 55% [1] Portfolio Avg. DSCR~1.69%	Balance: $202M % of Balances: 15% % Owner Occupied: 17% Portfolio LTV ~ 53% [1] Portfolio Avg. DSCR~1.73%	Balance: $105M % of Balances: 8% % of Owner Occupied: 42% Portfolio LTV ~ 45% [1] Portfolio Avg. DSCR~1.93%

Geographical Distribution (balances)



12%
9%
13%
2%
13%
51%
8%
7%
15%
5%
1%
63%
24%
8%
15%
1%
2%
50%
13%
7%
13%
4%
9%
54%
3%
6%
29%
20%
4%
39%
WA-Puget Sound
WA-Other
Oregon
CA-Los Angeles County
CA-Other
Other Includes: AK,CO,HI,ID,NV,TX,UT

HomeStreet

[1] Property values as of origination date

21

Construction Lending Overview

Construction lending is a broad category that includes many different loan types, which are often characterized by different risk profiles. HomeStreet lends within the full spectrum of construction lending types, but is deliberate in achieving diversification among the types to mitigate risk. Additionally, recent geographical expansion has provided an opportunity to reduce concentrations in any particular market.

Construction Lending Types

Custom Home Construction	***Multifamily***	***Commercial***	***Residential Construction***	***Land & Lots***
Loan Characteristics				
• 12 Month Term • Consumer Owner Occupied • Borrower Underwritten similar to Single Family	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.15 DSC • Portfolio LTV ~ 65%	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.25 DSC • ≥ 50% pre-leased office/retail • Portfolio LTV ~65%	• 12-18 Month Term • LTC: ≤ 95% Presale & Spec • Leverage, Liquid. & Net Worth Covenants as appropriate • Portfolio LTV ~ 70%	• 12-24 Month Term • ≤ 50% -80% LTC • Strong, experienced, vertically integrated builders • Portfolio LTV ~ 55%
6/30/16 Balances and Commitments				
Balance: $113M Unfunded Commitments: $103M % of Balances: 21% % of Unfunded Commitments: 21%	Balance: $200M Unfunded Commitments: $135M % of Balances: 31% % of Unfunded Commitments: 28%	Balance: $88M Unfunded Commitments: $21M % of Balances: 14% % of Unfunded Commitments: 4%	Balance: $165M Unfunded Commitments: $203M % of Balances: 26% % of Unfunded Commitments: 42%	Balance: $53M Unfunded Commitments: $26M % of Balances: 8% % of Commitments: 5%

Geographical Distribution (balances)



27%
36%
7%
2%
1%
20%
5%
2%
2%
2%
19%
37%
6%
34%
28%
22%
50%
8%
26%
19%
12%
8%
17%
6%
3%
12%
29%
34%
6%
7%
6%
5%
2%
Seattle Metro
Puget Sound Other
WA Other
Portland Metro
OR Other
Hawaii
California
Utah
Idaho

HomeStreet

22

Credit Quality

	Jun. 30, 2016		Mar. 31, 2016		Dec. 31, 2015		Sept. 30, 2015		Jun. 30, 2015	
($ in thousands)	HMST	Peer Mdn [3]	HMST	Peer Mdn [3]	HMST	Peer Mdn [3]	HMST	Peer Mdn [3]	HMST	Peer Mdn [3]
Nonperforming assets [1]	$26,443	-	$23,285	--	$24,699	--	$27,743	--	$32,735	--
Nonperforming loans	$15,745	-	$16,012	--	$17,168	--	$19,470	--	$21,308	--
OREO	$10,698	-	$7,273	--	$7,531	--	$8,273	--	$11,427	--
Nonperforming assets/total assets [1]	0.45%	(4)	0.43%	0.49%	0.50%	0.60%	0.56%	0.53%	0.67%	0.53%
Nonperforming loans/total loans	0.42%	(4)	0.45%	0.43%	0.53%	0.39%	0.64%	0.51%	0.73%	0.51%
Total delinquencies/total loans	1.59%	(4)	1.94%	0.74%	2.05%	0.71%	2.40%	0.92%	2.25%	0.96%
Total delinquencies/total loans - adjusted [2]	0.45%	(4)	0.64%	0.72%	0.65%	0.71%	1.04%	0.92%	0.92%	0.96%
ALLL / total loans	0.88%	(4)	0.88%	1.05%	0.91%	1.05%	0.89%	1.07%	0.88%	1.08%
ALLL / Nonperforming loans (NPLs)	207.41%	(4)	195.51%	224.60%	170.54%	252.66%	138.27%	189.83%	120.97%	207.55%
ALLL / total loans, excluding purchased loans	1.03%	-	1.07%	--	1.10%	--	1.11%	--	1.12%	--
Purchased Discount & Reserves/Gross Purchased Loans	3.03%	-	3.01%	--	3.03%	--	3.17%	--	3.11%	--

- Credit Quality continues to show strength:
  - Nonperforming assets increased to 0.45% of total assets
    - OREO increased $3.4 million to $10.7 million compared to $7.3 million in 1Q16 primarily due to the addition of FHA repurchased Single Family properties
  - Delinquencies declined to 1.59% of total loans compared to 1.94% in 1Q16
  - Adjusted delinquencies ended the quarter at 0.45%

[HomeStreet]

(1) Nonperforming assets includes nonaccrual loans and OREO, excludes performing TDRs and SBAs
(2) Total delinquencies and total loans - adjusted (net of Ginnie Mae EBO loans (FHA/VA loans) and starting in 4Q15 guaranteed portion of SBA loans
(3) Peer group revised 1Q15. Source: SNL
(4) Not available at time of publishing
(5) While not a loss reserve, purchase discounts are available to absorb credit related losses on loans purchased with discounts

23

Deposits • Total deposits of $4.2 billion at June 30, 2016 increased $416 million or 11% increase from March 31, 2016 • Transaction accounts increased 8% during the quarter, of which non-interest bearing accounts increased 12% • 41.9% deposit growth during the quarter from de-novo branches opened since 2012. Opened 13 branches, or 27% of our total network since 2012. • During 2Q, announced an agreement to acquire the two retail branches and related loans and deposits from Bank of Oswego located in Lake Oswego, Oregon and announced an agreement to acquire two retail branches and certain related deposits from Boston Private Bank and Trust located in Southern California 24 Total Cost of Deposits 7% 9% 8% 11% 10% 23% 20% 23% 24% 27% 61% 61% 57% 53% 52% 9% 10% 11% 12% 12% $2,211 $2,445 $3,232 $3,823 $4,329 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 12/31/13 12/31/14 12/31/2015 3/31/2016 6/30/2016 Bala nce s (in mil lion s) Noninterest-Bearing Transaction & Savings Deposits Interest-Bearing Transaction & Savings Deposits Time Deposits Mortgage Svcg. Escrow Accts. & Other Total Cost of Deposits 0.42% 0.39% 0.44% 0.42% 0.46%

Mortgage Banking 25

Mortgage Banking Segment • Year to date net income is down slightly due to higher noninterest expense related to continued expansion of lending offices in new markets and increased costs of originating new mortgage loans as a result of new regulatory and disclosure requirements for the mortgage industry • Year to date noninterest income is up due to $12.2 million higher net gain on mortgage loan origination and sale activities and $14.3 million higher mortgage servicing income, with the former driven by 10% higher rate lock volume and the latter driven by increased servicing fees collected, lower servicing decay and higher risk management results mostly attributable to lower prepayment speed expectations. 26 ($ in thousands) Jun. 30, 2016 Jun. 30, 2015 Jun. 30, 2016 Jun. 30, 2015 Net interest income $ 6,089 $ 7,585 $ 11,134 $ 13,211 Noninterest income 94,295 69,363 161,360 134,655 Noninterest expense 76,928 63,055 141,651 116,871 Net income before taxes 23,456 13,893 30,843 30,995 Income taxes 8,786 4,371 11,308 11,156 Net income $ 14,670 $ 9,522 $ 19,535 $ 19,839 ROAA 6.67% 3.44% 4.72% 4.19% ROATE 62.45% 26.84% 42.59% 32.25% Efficiency Ratio 76.6% 81.9% 82.1% 79.0% FTE 1,409 1,207 1,409 1,207 For the three months ended For the six months ended

Mortgage Banking Segment – Quarter Trend • Higher rate lock volume was the primary driver of net gain on mortgage loan origination and sale activities of $81.0 million coming in $21.6 million or 36% above 1Q • Interest rate lock commitment volume in 2Q of $2.36 billion was 31% higher than in 1Q and HFS closed loan volume of $2.26 billion was up 44% from the prior quarter • Mortgage servicing income of $12.0 million grew $4.6 million from the prior quarter primarily due to higher risk management results 27 ($ in thousands) Jun. 30, 2016 Mar. 31, 2016 Dec. 31, 2015 Sept. 30, 2015 Jun. 30, 2015 Net interest income $ 6,089 $ 5,045 $ 6,981 $ 8,125 $ 7,585 Noninterest income 94,295 67,065 56,631 60,584 69,363 Noninterest expense 76,928 64,723 63,183 63,916 63,055 Net income before taxes 23,456 7,387 429 4,793 13,893 Income taxes 8,786 2,522 128 1,632 4,371 Net income $ 14,670 $ 4,865 $ 301 $ 3,161 $ 9,522 ROAA 6.67% 2.50% 0.12% 1.11% 3.44% ROATE 62.45% 21.74% 1.28% 10.28% 26.84% Efficiency Ratio 76.6% 89.8% 99.3% 93.0% 81.9% FTE 1,409 1,361 1,311 1,293 1,207 For the three months ended

Mortgage Origination (1) Represents combined value of secondary market gains and originated mortgage servicing rights stated as a percentage of interest rate lock commitments. (2) Loan origination and funding fees stated as a percentage of mortgage originations from the retail channel and excludes loans purchased from WMS. (3) In the second quarter of 2015, we recognized an additional $2.4 million of gain on mortgage loan origination and sale revenue related to the correction of an error in the mortgage loan pipeline valuation. The Composite Margin in the table above has been adjusted to eliminate the impact of this correction. 28 - 500 1,000 1,500 2,000 2,500 2Q15 3Q15 4Q15 1Q16 2Q16 Held for Sale Closed Loan Production ($ in millions) HMST WMS Rate locks Bps 0 50 100 150 200 250 300 350 400 2Q15 3Q15 4Q15 1Q16 2Q16 Single Family Composite Margin (bps) Secondary gains/rate locks Loan fees/closed loans 2Q15 3Q15 4Q15 1Q16 2Q16 HMST $1,837 $1,768 $1,530 $1,479 $2,118 WMS $18 $166 $119 $94 $144 Closed Loans $2,023 $1,934 $1,649 $1,573 $2,262 Purchase % 69% 75% 70% 62% 69% Refinance % 31% 25% 30% 38% 31% Rate locks $1,883 $1,807 $1,340 $1,804 $2,362 Purchase % 73% 70% 67% 59% 65% Refinance % 27% 30% 33% 41% 35% 2Q15 (3) 3Q15 4Q15 1Q16 2Q16 Secondary gains/rate locks (1) 316 275 281 300 312 Loan fees/closed loans (2) 31 36 38 36 35 Composite Margin 347 311 319 336 347

Mortgage Servicing As of June 30, 2016 • Constant Prepayment Rate (CPR) – 16.9% for 2Q 2016 • Weighted average (W.A.) servicing fee - 28.7 bps • MSRs represent 0.77% of ending UPB – 2.67 W.A. servicing fee multiple • W.A age - 27.4 months • W.A. expected life – 44.9 months as of 6/30/16 • Composition of government – 27.3% • Total delinquency - 1.2% (including foreclosures) • W.A. note rate - 4.05% 29 $12,980 $14,271 $15,348 $15,981 $17,074 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 2Q15 3Q15 4Q15 1Q16 2Q16 Mortgage Servicing Portfolio ($ in millions)

Mortgage Market & Competitive Landscape 30 Mortgage Market • MBA estimates second quarter mortgage origination nationally to increase 46% over first quarter. HomeStreet’s originations increased 44% over the prior quarter. • The most recent Mortgage Bankers Association monthly forecast projects total loan originations to increase 6.8% in 2016 over the past year, an upward revision from its prior quarter forecast of a 4.4% decrease. • Mortgage rates continue near historic lows, and nationally purchases are expected to increase by 11.4% from 2015 and comprise 56% of volume in 2016. • Housing starts for this year are expected to be up 10% over 2015 levels and home sales are expected to increase 6% Competitive Landscape • Purchases comprised 54% of originations nationally and 55% in the Pacific Northwest in the first quarter. HomeStreet continues to perform above the national and regional averages, with purchases accounting for 69% of our closed loans and 65% of our interest rate lock commitments in the quarter. • Purchase demand continues to remain strong in many of our our markets, however limited inventory continues to be a significant constraining issue. • The Pacific Northwest and the major markets in western United States are expected to continue to grow more quickly than the rest of the country, consistent with the past eighteen months.

Earnings Guidance 31 • Currently anticipating mortgage loan lock and forward sale commitments volume of approximately $2.4 billion and $1.7 billion in the third and fourth quarters of this year, respectively • Projecting mortgage loan held for sale closing volumes of $2.6 billion and $2.0 billion in the third and fourth quarters of this year, respectively • We expect mortgage loan lock and forward sale commitments and mortgage loan held for sale closing volumes to each total $9.1 billion for 2017, subject to market interest rates, home prices, and other economic conditions • Gain on sale composite margin expected to range between 320 and 330 basis points over the next two quarters and between 315 and 325 basis points during 2017 • In our Commercial and Consumer Banking segment, over the next three quarters we continue to expect net loan portfolio growth to approximate 4% to 6% quarterly • Reflecting the continued flattening of the yield curve since last quarter, we generally expect our consolidated net interest margin to trend down to the 3.30% to 3.35% level and remain in the same range during 2017, absent changes in market rates and prepayment speeds • Reflecting the seasonal peak of origination and sale activities, we believe that non-interest expense growth in the 2nd quarter represented a peak for the year. Therefore, consistent with our full year guidance of on average 3% growth per quarter for the full year, we do not expect our non-interest expense to meaningfully increase for the remainder of the year. • During 2017, we expect our non-interest expenses will grow approximately 3% per quarter on average, reflecting the continued investment in our growth and infrastructure

. Appendix 32

Statements of Financial Condition For the three months ended For the nine months ended 33 ($ in thousands) Jun. 30, 2016 Mar. 31, 2016 Dec. 31, 2015 Sept. 30, 2015 Mar. 31, 2015 Cash and cash equivalents $ 45,229 $ 46,356 $ 32,684 $ 37,303 $ 46,197 Investment securities 928,364 687,081 572,164 602,018 509,545 Loans held for sale 772,780 696,692 650,163 882,319 972,183 Loans held for investment, net 3,698,959 3,523,551 3,192,720 3,012,943 2,900,675 Mortgage servicing rights 147,266 148,851 171,255 146,080 153,237 Other real estate owned 10,698 7,273 7,531 8,273 11,428 Federal Home Loan Bank stock, at cost 40,414 40,548 44,342 44,652 40,742 Premises and equipment, net 67,884 67,323 63,738 60,544 58,111 Goodwill 19,846 20,366 11,521 11,945 11,945 Other assets 209,738 179,211 148,377 169,576 162,185 Total assets $ 5,941,178 $ 5,417,252 $ 4,894,495 $ 4,975,653 $ 4,866,248 Deposits $ 4,239,155 $ 3,823,027 $ 3,231,953 $ 3,307,693 $ 3,322,653 Federal Home Loan Bank advances 878,987 883,574 1,018,159 1,025,745 922,832 Federal funds purchased and securities sold under agreements to repurchase - - - - - Accounts payable and other liabilities 138,307 119,662 117,251 119,900 111,180 Long-term debt 125,126 61,857 61,857 61,857 61,857 Total liabilities 5,381,575 4,888,120 4,429,220 4,515,195 4,418,522 Preferred stock - - - - - Common stock 511 511 511 511 511 Additional paid-in capital 276,303 273,168 222,328 222,047 221,551 Retained earnings 273,041 251,292 244,885 236,207 226,246 Accumulated other comprehensive income (loss) 9,748 4,161 (2,449) 1,693 (582) Total shareholders’ equity 559,603 529,132 465,275 460,458 447,726 Total liabilities and shareholders’ equity $ 5,941,178 $ 5,417,252 $ 4,894,495 $ 4,975,653 $ 4,866,248

Non-GAAP Financial Measures

Tangible Book Value:

(dollars in thousands, except share data)	Quarter Ended Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Six Months Ended Jun. 30, 2016	Jun. 30, 2015
Shareholders' equity	$559,603	$529,132	$465,275	$460,458	$447,726	$559,603	$447,726
Less: Goodwill and other intangibles	(28,861)	(29,126)	(20,266)	(20,250)	(20,778)	(28,861)	(20,778)
Tangible shareholders' equity	$530,742	$500,006	$445,009	$440,208	$426,948	$530,742	$426,948
Common shares outstanding	24,821,349	24,550,219	22,076,534	22,061,702	22,065,249	24,821,349	22,065,249
Book value per share	$22.55	$21.55	$21.08	$20.87	$20.29	$22.55	$20.29
Impact of goodwill and other intangibles	(1.17)	(1.18)	(0.92)	(0.92)	(0.94)	(1.17)	(0.94)
Tangible book value per share	$21.38	$20.37	$20.16	$19.95	$19.35	$21.38	$19.35
Average shareholders' equity	$548,080	$510,883	$470,635	$460,489	$455,721	$529,482	$413,102
Less: Average goodwill and other intangibles	(28,946)	(26,645)	(20,195)	(20,596)	(21,135)	(27,796)	(18,929)
Average tangible shareholders' equity	$519,134	$484,238	$450,440	$439,893	$434,586	$501,686	$394,173
Return on average shareholders' equity	15.87%	5.02%	7.38%	8.65%	10.86%	10.64%	10.98%
Impact of goodwill and other intangibles	0.89%	0.27%	0.33%	0.41%	0.53%	0.58%	0.53%
Return on average tangible shareholders' equity	16.76%	5.29%	7.71%	9.06%	11.39%	11.22%	11.51%

[HomeStreet]

34

Non-GAAP Financial Measures

Core Net Income:

(dollars in thousands)	Quarter Ended Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Six Months Ended Jun. 30, 2016	Jun. 30, 2015
Net income	$21,749	$6,407	$8,678	$9,961	$12,376	$28,156	$22,680
Impact of merger-related items (net of tax)	666	3,378	109	(512)	2,165	4,044	3,421
Net income, excluding merger-related items (net of tax)	$22,415	$9,785	$8,787	$9,449	$14,541	$32,200	$26,101
Noninterest expense	$111,031	$101,353	$92,725	$92,026	$92,335	$212,384	$181,817
Deduct: merger-related expenses	(1,025)	(5,198)	(754)	(437)	(3,208)	(6,223)	(15,373)
Noninterest expense, excluding merger-related expenses	$110,006	$96,155	$91,971	$91,589	$89,127	$206,161	$166,444
Diluted earnings per common share	$0.87	$0.27	$0.39	$0.45	$0.56	$1.15	$1.14
Impact of merger-related items (net of tax)	0.03	0.14	-	(0.03)	0.09	0.17	0.18
Diluted earnings per common share, excluding merger-related items (net of tax)	$0.90	$0.41	$0.39	$0.42	$0.65	$1.32	$1.32
Return on average assets	1.54%	0.51%	0.71%	0.83%	1.06%	1.06%	1.07%
Impact of merger-related items (net of tax)	0.05%	0.27%	0.01%	(0.05)%	0.19%	0.15%	0.16%
Return on average assets, excluding merger-related items (net of tax)	1.59%	0.78%	0.72%	0.78%	1.25%	1.21%	1.23%
Return on average shareholders' equity	15.87%	5.02%	7.38%	8.65%	10.86%	10.64%	10.98%
Impact of merger-related items (net of tax)	0.49%	2.64%	0.09%	(0.44)%	1.90%	1.52%	1.66%
Return on average shareholders' equity, excluding merger-related items (net of tax)	16.36%	7.66%	7.47%	8.21%	12.76%	12.16%	12.64%
Return on average tangible shareholders' equity	16.76%	5.29%	7.71%	9.06%	11.39%	11.22%	11.51%
Impact of merger-related items (net of tax)	0.51%	2.79%	0.09%	(0.47)%	1.99%	1.62%	1.73%
Return on average tangible shareholders' equity, excluding merger-related items (net of tax)	17.27%	8.08%	7.80%	8.59%	13.38%	12.84%	13.24%
Efficiency ratio	75.55%	90.17%	88.18%	85.92%	83.02%	81.89%	83.66%
Impact of merger-related items (net of tax)	(0.69)%	(4.62)%	(0.39)%	0.24%	(2.94)%	(2.40)%	(4.69)%
Efficiency ratio, excluding merger-related items (net of tax)	74.86%	85.55%	87.79%	86.16%	80.08%	79.49%	78.97%

[HomeStreet]

35

Non-GAAP Financial Measures

Core Net Income – Commercial & Consumer Banking:

	Quarter Ended					Six Months Ended	
(dollars in thousands)	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Jun. 30, 2016	Jun. 30, 2015
Commercial and Consumer Banking Segment:							
Net income	$7,079	$1,542	$8,377	$6,800	$2,854	$8,621	$2,840
Impact of merger-related items (net of tax)	666	3,378	109	(512)	2,165	4,044	3,421
Net income, excluding merger-related items (net of tax)	$7,745	$4,920	$8,486	$6,288	$5,019	$12,665	$6,261
ROAA	0.60%	0.15%	0.84%	0.71%	0.32%	0.38%	0.18%
Impact of merger-related items (net of tax)	0.06%	0.32%	0.01%	(0.05)%	0.24%	0.18%	0.21%
ROAA, excluding merger-related items (net of tax)	0.66%	0.46%	0.85%	0.66%	0.56%	0.57%	0.39%
ROAE	6.28%	1.47%	8.99%	7.99%	3.68%	3.97%	2.02%
Impact of merger-related items (net of tax)	0.59%	3.23%	0.12%	(0.60)%	2.79%	1.86%	2.43%
ROAE, excluding merger-related items (net of tax)	6.87%	4.71%	9.11%	7.39%	6.47%	5.83%	4.44%
ROATE	6.71%	1.58%	9.51%	8.51%	3.95%	4.23%	2.15%
Impact of merger-related items (net of tax)	0.63%	3.45%	0.12%	(0.64)%	3.00%	1.98%	2.58%
ROATE, excluding merger-related items (net of tax)	7.34%	5.03%	9.64%	7.87%	6.94%	6.21%	4.73%
Efficiency ratio	73.22%	90.92%	71.12%	73.22%	85.44%	81.43%	93.51%
Impact of merger-related items (net of tax)	(2.20)%	(12.90)%	(1.17)%	0.38%	(9.53)%	(7.16)%	(14.71)%
Efficiency ratio, excluding merger-related items (net of tax)	71.02%	78.02%	69.95%	73.60%	75.91%	74.27%	78.80%

[HomeStreet]

36